UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):

July 2, 2004

UNITED BANCORPORATION OF ALABAMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	2-78572 (Commission File Number)	63-0833573 (IRS Employer ) Identification No.)

P.O. Drawer 8 Atmore, Alabama (Address of principal executive offices)	36504 (Zip Code)

Registrant’s telephone number, including area code:
(251) 368-2525

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant

     On July 2, 2004, the Audit Committee of the Registrant’s Board of Directors engaged Mauldin and Jenkins, Certified Public Accountants and Consultants, L.L.C. as the Registrant’s new principal independent accountants to audit the Registrant’s financial statements.

     Mauldin and Jenkins, Certified Public Accountants and Consultants, L.L.C. has not been consulted by the Registrant during the two most recently completed fiscal years and through July 2, 2004, with regard to either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; and neither a written report was provided to the Registrant nor oral advice was provided that Mauldin and Jenkins, Certified Public Accountants and Consultants, L.L.C. concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) any matters that were either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in 304(a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

UNITED BANCORPORATION OF ALABAMA, INC.
Date: July 6, 2004	By:	/s/ Mitchell D. Staples
Mitchell D. Staples
Treasurer

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